UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 1, 2021

Ladder Capital Corp
(Exact name of registrant as specified in its charter)

Delaware	001-36299	80-0925494
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

345 Park Avenue, 8th Floor	10154
New York, New York	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 715-3170

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A common stock, $0.001 par value	LADR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 1, 2021, Ladder Capital Corp (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The matters voted upon were (1) the re-election of Douglas Durst and Jeffrey Steiner to the Board of Directors as Class I Directors, each with a term expiring at the 2024 annual meeting of stockholders and until his successor is duly elected and qualified, (2) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2021 and (3) the approval of a non-binding, advisory resolution to approve the Company’s executive compensation as described in the Company’s 2021 proxy statement.

Based on the votes by holders of Class A common stock, the final results for each proposal presented to stockholders at the Annual Meeting are set forth below:

1. The re-election of Douglas Durst and Jeffrey Steiner to the Board of Directors as Class I Directors:

DIRECTOR NOMINEE	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Douglas Durst	44,018,079	29,845,775	27,980,464
Jeffrey Steiner	43,554,845	30,309,009	27,980,464

2. The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2021:

VOTES FOR	VOTES AGAINST	ABSTENTIONS
100,658,878	1,027,318	158,122

3. The approval of a non-binding, advisory resolution to approve the Company’s executive compensation as described in the Company’s 2021 proxy statement:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
25,090,943	48,282,784	490,127	27,980,464

No other matters were considered and voted on by the Company’s stockholders at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LADDER CAPITAL CORP

Date: June 4, 2021	By:	/s/ Kelly Porcella
	Name:	Kelly Porcella
	Title:	Chief Administrative Officer & General Counsel

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